EXHIBIT 10.35

MODIFICATION AND EXTENSION AGREEMENT

          WHEREAS, Stolle Milk Biologics, Inc. (“SMBI”), a Delaware corporation, and NuVim, Inc. (“NuVim”), a Delaware corporation, entered into an Amended and Restated Supply Agreement (the “Supply Agreement”) and an Amended and Restated License Agreement (the “License Agreement”), each dated as of May 1, 2004; and

          WHEREAS, Dick Clark (“Clark”) has agreed to loan NuVim up to $1,000,000 pursuant to a Loan Agreement, dated as of July 26, 2004 (the “Loan Agreement”) under certain terms and preconditions; and

          WHEREAS the Loan Agreement specified, that certain sums would be paid by NuVim therefrom to SMBI ($50,000 out of the Second Disbursement, $50,0000 out of the Third Disbursement, and $100,000 out of the Fourth Disbursement); and

          WHEREAS SMBI delivered to Clark its Consent to Grant of Security Interest, Waiver, Subordination and Amendment Agreement on the 5th day of August, 2004 in connection therewith (the “Consent”); and

          WHEREAS, during 2004 NuVim paid to SMBI the two $50,000 payments from the Second Disbursement and the Third Disbursement; and

          WHEREAS SMBI and NuVim entered into a further agreement modifying and deferring the time for NuVim to pay to SMBI the balance of the $100,000 owed to SMBI under the Loan Agreement and the Consent (the “Deferral Agreement”); and

          WHEREAS, pursuant to said Deferral Agreement, since January 1, 2005, NuVim has paid to SMBI $40,000 leaving a balance of $60,000 to be paid out of the Fourth Disbursement; and

          WHEREAS, in addition to the amounts to be paid out of the Fourth Disbursement, as of December 31, 2004, NuVim owed to SMBI $332,018.76 for ingredients under the Supply Agreement and $21,259.00 in royalties under the License Agreement, which amount remains unchanged since such date (collectively the “Receivables Balance”), with interest accruing on such amounts at the rate of 1% per month; and

          WHEREAS the Consent modified and amended the License Agreement by deleting Section 2.4(h) and replacing it in its entirety with the following:

“(h)          Notwithstanding the foregoing Sections 2.4(a)-(g), in the event that on or before December 31, 2004 NuVim has reduced by at least $200,000 the amount of its currently outstanding obligations to SMBI, then SMBI shall actually assign the NuVim Trademark to NuVim promptly upon NuVim’s written request, provided that the assignee is adequately funded so as to utilize the rights and fulfill the obligations under the License Agreement and Supply Agreement in accordance with their respective terms.  Such assignment shall be in a form reasonably acceptable to the parties.”

and,

          WHEREAS NuVim is now desirous of, and SMBI is willing to, extend the time and terms for SMBI to actually assign the NuVim Trademark to NuVim.

          NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto hereby agree as follows:

1.	Paragraph 2 of the Deferral Agreement is hereby amended in its entirety to hereafter read as follows:

“NuVim shall pay to SMBI the remaining balance of $60,000 of the Fourth Disbursement Payment (the “Deferral Balance”) on the earlier of : (a) two business days after the completion by NuVim of its pending Initial Public Offering (“IPO”) and NuVim’s receipt of such funds from the underwriter of the IPO; (b) Clark’s acknowledgement that all conditions precedent to the Fourth Disbursement have been met or waived; or (c) May 31, 2005. NuVim shall make payment of such Deferral Balance to SMBI by wire transfer of immediately available funds to such account as SMBI shall designate.  NuVim’s failure to timely make such payment shall be an event of default under the License Agreement, the Supply Agreement, the Consent, the Deferral Agreement and this Agreement.”

Paragraph 2.4 of the Supply Agreement, dated as of May 1, 2004, specifies the Minimum Purchase Requirement in the event that the IPO has not occurred by March 31, 2005. That March 31, 2005 date is hereby changed to  May 31, 2005. The remainder of Paragraph 2.4 of the Supply Agreement, dated as of May 1, 2004 remains the same.

2.	Paragraph 3 of the Deferral Agreement is hereby amended in its entirety to hereafter read as follows:

“In addition to the payment of the Deferral Balance, by wire transfer of immediately available funds to such account as SMBI shall designate, NuVim also shall pay to SMBI $352,277.76 (being the Receivables Balance) on the earlier of: (a) two business days after the completion by NuVim of its pending IPO and NuVim’s receipt of such funds from the underwriter of the IPO; or (b) September 30, 2005.  NuVim also shall notify Escrowee (as defined below) in writing of such payment. If such payment is received by SMBI within two business days after the completion of NuVim’s pending IPO and NuVim’s receipt of such funds from the underwriter of the IPO, along with an additional payment of $40,000 for accrued interest (“Interest Payment”), it shall be deemed to be payment in full by NuVim of the Receivables Balance and all interest accrued thereon or interest accrued under the License Agreement, the Supply Agreement, the Consent, the Deferral Agreement or the Modification and Extension Agreement through such payment date.

3.

Notwithstanding Section 2.4(h) of the License Agreement, upon (and only upon) SMBI’s receipt from NuVim of payment in full of the Deferral Balance, Receivables Balance and Interest Payment, SMBI shall notify Escrowee of such receipt and cause to have delivered, and Escrowee hereinafter mentioned shall deliver, to Nuvim, within three business days after said receipt (from either SMBI or NuVim), the assignment of the NuVim Trademark to NuVim in the form annexed hereto as Exhibit A. In addition, SMBI agrees to cooperate with NuVim in the event that further or additional forms or documentation is required to facilitate this assignment. Simultaneously with the execution of this agreement, SMBI shall execute said assignment of trademark and deliver the original to its attorneys Graydon Head & Ritchey LLP, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202 (“Escrowee”). The parties acknowledge that Escrowee is acting solely as escrow agent at their request and for their convenience and that Escrowee shall not be liable to either party for any act or omission on its part, or named in any lawsuit or action, unless taken or suffered in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrowee. In the event of a dispute, Escrowee shall continue to hold the assignment in escrow until otherwise directed by written notice from both NuVim and SMBI, or a final, non-appealable judgment, order or decree of a court. Escrowee acknowledges receipt of the assignment of trademark and Escrowee’s agreement to the provisions herein by signing in the place indicated on the signature page of this Agreement.  NuVim hereby: (a) acknowledges that Escrowee has provided and may continue to provide legal services to SMBI, (b) waives any conflict with respect to Escrowee’s serving as escrow agent, and (c) agrees that Escrowee or any member of its firm shall be permitted to act as counsel for SMBI in any dispute as to the disbursement of the trademark assignment or any other dispute between the parties.

4.	The execution dates of the “Supply Agreement” and the “License Agreement” are hereby changed from May 1, 2004, to March 28, 2005.

5.	Except as expressly modified hereby, all other provisions of the License Agreement, the Supply Agreement, the Consent and the Deferral Agreement are hereby restated and reaffirmed.

                    The parties agree that this modification and extension agreement may be executed in counterparts and via facsimile or email transmission.

                    IN WITNESS WHEREOF, the parties hereto have duly executed this modification and extension agreement as of March 28, 2005.

NUVIM, INC.		STOLLE MILK BIOLOGICS, INC.		`

By:	/s/ RICHARD P. KUNDRAT	By:	/s/ CON F. STERLING, JR.

Name:	Richard Kundrat	Name:	Con F. Sterling, Jr.
Title:	President	Title:	President

GRAYDON HEAD & RITCHEY LLP, Escrowee, solely for purposes of Section 3 above

By:

Michael A. Hirschfeld, Partner

Exhibit A-1

TRADEMARK ASSIGNMENT

WHEREAS, Stolle Milk Biologics, Inc. (“SMBI”), a Corporation organized and existing under the laws of Delaware with an office at 6954 Cornell Road, Ste 400, Cincinnati, OH 45242, (hereinafter the ‘ASSIGNOR’) is the owner of the following trademark (the ‘MARK’) registered in the United States Patent and Trademark Office:

Mark: NUVIM
Reg. No.: 2929087
Registration Date: March 1, 2005

AND WHEREAS, NuVim, Inc., a Corporation organized and existing under the laws of Delaware, with an address of 12 Route 17 North-Suite 210, Paramus, NJ 07652, (hereinafter the ‘ASSIGNEE’) is desirous of acquiring all rights, title and interest in and to said trademark and the registration thereof;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged,  said ASSIGNOR does hereby sell, assign and transfer unto said ASSIGNEE, its successors and assigns, all of its rights, title and interest in and to said trademark together with the registration thereof and the goodwill of the business symbolized thereby.

FURTHER, said ASSIGNOR hereby transfers its rights to sue and collect damages for any past or present infringement with respect to said trademark.

IN WITNESS WHEREOF, said ASSIGNOR has hereunto executed this instrument as of the ____ day of March, 2005.

STOLLE MILK BIOLOGICS, INC.

By:	/s/ CON F. STERLING, JR.

Con F. Sterling, Jr.
Title:	President

Exhibit A-2

TRADEMARK ASSIGNMENT

WHEREAS, Stolle Milk Biologics, Inc. (“SMBI”), a Corporation organized and existing under the laws of Delaware with an office at 6954 Cornell Road, Ste 400, Cincinnati, OH 45242, (hereinafter the ‘ASSIGNOR’) has applied to register the following trademark (the ‘MARK’) with the United States Patent and Trademark Office:

Mark: NUVIM
Application Serial No.: 75776597
Filing Date: August 13, 1999

AND WHEREAS, NuVim, Inc., a Corporation organized and existing under the laws of Delaware, with an address of 12 Route 17 North-Suite 210, Paramus, NJ 07652, (hereinafter the ‘ASSIGNEE’) is desirous of acquiring all rights, title and interest in and to said trademark, together with the application therefor and the goodwill of the business symbolized thereby;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged,  said ASSIGNOR does hereby sell, assign and transfer unto said ASSIGNEE, its successors and assigns, all of its rights, title and interest in and to said trademark together with the application therefor and the goodwill of the business symbolized thereby.

FURTHER, said ASSIGNOR hereby transfers its rights to sue and collect damages for any past or present infringement with respect to said trademark.

IN WITNESS WHEREOF, said ASSIGNOR has hereunto executed this instrument as of the ____ day of March, 2005.

STOLLE MILK BIOLOGICS, INC.

By:	/s/ CON F. STERLING, JR.

Con F. Sterling, Jr.
Title:	President